INTEGRATED PACKAGING ASSEMBLY CORPORATION

                  LOAN AND SECURITY AGREEMENT

                BANK SINOPAC, LOS ANGELES BRANCH
                     ADMINISTRATIVE AGENT

                    FAR EAST NATIONAL BANK
                        SERVICING AGENT

     This LOAN AND SECURITY AGREEMENT is entered into as of September 17, 1999, by and among BANK SINOPAC, LOS ANGELES BRANCH, as Administrative Agent ("Administrative Agent"), FAR EAST NATIONAL BANK, as Servicing Agent ("Servicing Agent") and the financial institutions named on the signature pages hereof, including initially Far East National Bank and Bank SinoPac, Los Angeles Branch (each a "Lender" and collectively the "Lenders") and INTEGRATED PACKAGING ASSEMBLY CORPORATION ("Borrower").

RECITALS

     Borrower wishes to obtain credit from Lenders, and Lenders desire to extend credit to Borrower. This Agreement sets forth the terms on which Lenders will advance credit to Borrower, and Borrower will repay the amounts owing to Lenders.

AGREEMENT

     The parties agree as follows:

     1.  DEFINTTIONS AND CONSTRUCTION

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:
               "Accounts" means all presently existing and hereafter arising accounts, contact rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Administrative Agent" means, initially, Bank SinoPac, Los Angeles Branch.

               "Advance" or "Advances" means a loan advance under the Revolving Committed Line.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partaers and, for any Person that is a limited liability company, such Persons, managers and members.

               "Agent" or "Agents" means either or both of the Administrative Agent and the Servicing Agent.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred by an Agent or any Lender in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and the reasonable attorneys' fees and expenses incurred by an Agent or any Lender in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding), whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.


               "Business Day" means any day that is not a' Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Change of Control": The occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any


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"person" or "group" (within the meanings of Sections 13(d)(3) and 14(d)(2), respectively, of the Exchange Act) other than (y) the holders of the Borrower's capital stock as of the date of this Agreement, (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower and
(iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person~~ or "group" (as defined above), other than (y) the holders of the Borrower's capital stock as of the dare of this Agreement, becomes the "beneficial owner" (as such term is defined in Rules 13(d)-3 and 13(d)-S of the Exchange Act) directly or indirectly, of more than 50% of the voting stock of Borrower or (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Cbmmercial Code.

               "Collateral" means the property described on Exhibit B attached hereto.

               "Comminnent" means the obligation of each Lender to make Advances to Borrower under this Agreement.

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and
(iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Credit Extension" means each Advance or any other extension of credit by Lenders for the benefit of Borrower hereunder.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

               "Guarantor" means Orient Semiconductor Electronics Limited.

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               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United Stares Ban.lauptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property Collateral" means all of Borrower's right, title and interest in and to the following:

               (a)  Copyrights, Trademarks, Patents, and Mask Works;

               (b) Any and all trade secrets, and airy and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents or Mask Works; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "Intellectual Property Security Agreement" means an intellectual property security agreement in a form reasonably acceptable to Servicing Agent.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lien" means any mortgage, lien, deed of tust, charge, pledge, security interest or other encumbrance.

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               "Loan Documents" means, collectively, this Agreement, any
note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Agent and/or Lenders in connection with this Agreement, all as amended, extended or restated from time to time.

               "Majority Lenders" means as of any date of determination, Lenders owed not less than 66.667% of the then aggregate unpaid principal amount of the Notes, or, if no principal amount of the Notes is outstanding, then Lenders having not less than 66.667% of the Commitments.

               "Mask Works" means all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

               "Material Adverse Effect" means a material adverse effect on
(i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Servicing Agent or Lenders may have obtained by assignment or otherwise.

               "Patents" means all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "Payment Date" means the ______ calendar day of each month during the term of this Agreement.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Lenders arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

               (d)  Subordinated Debt;

               (e) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

               (f)  Indebtedness secured by Permitted Liens;

               (g) Capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition; and

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               (h)  Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Administrative Agent or Servicing Agent;

               (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

               (d) Investments accepted in connection with Transfers permitted by Section 7.1;

               (e) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and
(iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

               (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of; and other disputes with, customers or suppliers arising in the ordinary course of business;

               (g) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

               (h) Investments consisting of notes receivable of; or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments by Borrower in any Subsidiary;

               (i)  Investments constituting acquisitions permitted under
Section 7.3;

               (j) Deposit accounts of Borrower in which Bank has a Lien prior to any other Lien; and

               (k) Deposit accounts of any Subsidiaries maintained in the ordinary course of business.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are

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maintained on Borrower's Books in accordance with GAAIP, provided the same have no priority over any of Agent's security interests;

               (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the nine of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment,

               (d) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement);

               (e) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license, provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder;

               (f) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary); provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower or a Subsidiary;

               (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;

               (h) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

               (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

               (j) Liens that are not prior to the Lien of Servicing Agent which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangement entered in to with banks in the ordinary course of business;

               (k) Earn-out and royalty obligations existing on the date hereof or entered into in connection with an acquisition permitted by
Section 7.3;

               (l) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and

               (m) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c), (d), (e), (f) and (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

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               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Servicing Agent, as its "prime rate," whether or not such announced rate is the lowest rate available from Agent.

               "Pro Rata Share" means the percentage specified under the signature block of each Lender.

               "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

               "Revolving Committed Line" means the facility under which Borrower may request Advances under Section 2.1.1 in an amount up to Eleven Million Dollars ($11,000,000).

               "Revolving Maturity Date" means the day before the first anniversary of the Closing Date.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Servicing Agent" means Far East National Bank.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lenders on terms acceptable to Servicing Agent (and identified as being such by Borrower and Servicing Agent).

               "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

               "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

          1.2 Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including" / "includes" shall always be read as meaning "including (or includes) without limitation," when used herein or in any other Loan Document.

     2.  LOAN AND TERMS OF PAYMENT

          2.1 Credit Extensions. Borrower promises to pay to the order of Lenders, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Lenders to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rateii in accordance with the terms hereof

               2.1.1  Advances.

                    (a) Subject to and upon the terms and conditions of this Agreement, each Lender, severally and not jointly, agrees to make Advances to Borrower in an individual amount not to exceed such Lender's Commitment and in an aggregate amount not to exceed Revolving Committed Line. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

                    (b) Whenever Borrower desires an Advance, Borrower will notify Servicing Agent by facsimile transmission or telephone no later than 3:00 p.m California time, on the Business Day

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before the Business Day that the Advance is to be made, and Servicing Agent shall promptly notify each Lender of such notification. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto. Not later than 1:00 p.m. California time on the date that an Advance is to be made, each Lender shall deposit immediately available funds in the amount of its Pro Rata Share of the Advance to Account No. _____________ with Servicing Agent Upon satisfaction of the applicable conditions set forth in Article 3, Agent will make available the proceeds of each Advance to Borrower by crediting the account of Borrower on the books of Servicing Agent.

                    (c) Lenders are authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Servicing Agent's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Servicing Agent shall be entitled to rely on any telephonic notice given by a person who Servicing Agent reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Servicing Agent harmless for any damages or loss suffered by Servicing Agent as a result of such reliance.

                    (d) Unless Servicing Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to Servicing Agent such Lender's Pro Rata Share of such Advance, Servicing Agent may assume that such Lender has made such portion available to Servicing Agent on the date of such Advance in accordance with this Section and Servicing Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to Servicing Agent, such Lender and Borrower severally agree to repay to Servicing Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Servicing Agent, at (i) in the case of Borrower, the interest rate applicable at the time to such Advance and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to Servicing Agent such corresponding amount, such amount so repaid shall constitute such Lender's Pro Rata Share of such Advance for purposes of this Agreement. The failure of any Lender to make available its Pro Rats Share of any Advance shall not relieve any other Lender of its obligation, if any, hereunder, to make available its Pro Rata Share of such Advance on the date of such Advance, but no Lender shall be responsible for the failure of any other Lender to make available its Pro Rata Share of any Advance on the date of any Advance.

                    (e) The Advances made by Lenders pursuant hereto shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibits A-I and A-2 hereto (the "Revolving Notes"), payable to the order of each Lender and representing the obligation of Borrower to pay the aggregate unpaid principal amount of all Advances made by that Lender, with interest thereon as prescribed in Section 2.3. Each Lender is hereby authorized to record in its books and records and on any schedule annexed to its Revolving Note, the date and amount of each Advance made by that Lender, and the date and amount of each payment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by any Lender to effect such recordation shall not affect Borrower's obligations hereunder. Prior to the transfer of a Revolving Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Revolving Note.

                    (f) The Revolving Committed Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 and other amounts due under this Agreement shall be immediately due and payable.

          2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lenders pursuant to Section 2.1.1 of this Agreement is greater than the Revolving Committed Line, Borrower shall immediately pay to Servicing Agent, for the benefit of Lenders, in cash, the amount of such excess.

          2.3  Interest Rates. Payments. and Calculations.

               (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest on the average daily balance thereof at a per annum rate equal to the Prime Rate plus three quarters of one percent (0.75%).

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               (b)  Late Fee: Default Rate. If any payment is not made
within ten (10) days after the date such payment is due, Borrower shall pay Servicing Agent, for the benefit of Lenders, a late fee equal to five percent (5%) of the amount of such unpaid amount. All Obligations shall bear interest, from and after ten (10) days following the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c) Payments. Interest hereunder shall be due and payable not later than 12:00 noon California time on each Payment Date. Borrower hereby authorizes Servicing Agent to debit any accounts with Servicing Agent, including, without limitation, Account Number 650-000579 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Lenders. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. No later than 3:00 p.m. California time on the Business Day following receipt of any payments received hereunder, Servicing Agent shall pay to each Lender such Lender's Pro Rata Share of such payments.

               (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

               (e) Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it in excess of its Pro Rata Share of payments on account of the Advances obtained by all the Lenders, then such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's Pro Rata Share (according to the proportion of(i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.3(e) or any other provision of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Servicing Agent shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Servicing Agent of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Servicing Agent or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Servicing Agent after 12:00 noon Pacific time shall be deemed to have been received by Servicing Agent as of the opening of business on the immediately following Business Day. Whenever any payment under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees. Borrower shall pay to Servicing Agent the following:

               (a) Facility Fee. A Facility Fee equal to Fifty-Five Thousand Dollars ($55,000), which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

               (b) Financial Examination and Appraisal Fees. Servicing Agent's customary fees and out-of-pocket expenses for Servicing Agent's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Servicing Agent or its agents;

               (c) Bank Expenses. Upon demand from Servicing Agent, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6 Additional Costs. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

               (a) subjects a Lender or an Agent to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of a Lender or an Agent imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, a Lender or an Agent; or

               (c) imposes upon a Lender or an Agent any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to such Lender or Agent, reduce the income receivable by such Lender or Agent or impose any expense upon such Lender or Agent with respect to any loans, such Lender or Agent shall notify Borrower thereof. Borrower agrees to pay to such Lender or Agent the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Bank of a statement of the amount and setting forth such Lender's or Agent's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error; provided, however, that Borrower shall not be liable for any such amount attributable to any period prior to the date of hundred eighty (180) days prior to the date of such certificate.

          2.7 Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 11.14, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, each Lender shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Servicing Agent's lien on the Collateral shall remain in effect for so long as any Obligations (excluding Obligations under Section 2.6 and 11.11 to the extent they remain inchoate at the time outstanding payment obligations are paid in full) are outstanding.

     3.  CONDITIONS OF LOANS

          3.1 Conditions Precedent to Initial Credit Extension. The obligation of each Lender to make the initial Credit Extension is subject to the condition precedent that Servicing Agent shall have received, in form and substance satisfactory to Servicing Agent, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (d)  the Revolving Promissory Notes;

               (e)  a guaranty of Guarantor;

               (f)  an opinion of Borrower's counsel;

               (g)  financing statements (Forms UCC-l);

               (h)  insurance certificate;

               (i) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof; and

               (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

               (a) timely receipt by Servicing Agent of the Payment/Advance Form as provided in Section 2.1; and

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

     4.  CREATION OF SECURITY TNTEREST

          4.1 Grant of Security Interest. Borrower grants and pledges to Servicing Agent as collateral agent for Lenders a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof; in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that Servicing Agent takes possession of such Collateral. Borrower acknowledges that any Lender may place a "hold" on any deposit account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Servicing Agent's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Servicing Agent, at the request of Servicing Agent, all Negotiable Collateral, all financing statements and other documents that Agent may reasonably request, in form satisfactory to Servicing Agent, to perfect and continue perfected Servicing Agent's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3 Right to Inspect. Servicing Agent (through any of its officers, employees, or agents) shall have the tight, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of; or any other matter relating to, the Collateral.

          5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect.

          5.2 Due Authorization: No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

          5.3 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4 Bona Fide Accounts. The Accounts are bona fide existing obligations. The service or property giving rise to such Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor.

          5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

          5.6 Intellectual Property. As of the execution date of this Agreement, Borrower owns or has rights to use all intellectual property (including all patents, trademarks, copyrights, licenses to use any of the foregoing, trade secrets, and know-how) necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each patent, trademark, copyright and license held by Borrower is listed, together with application or registration numbers, as applicable, on the Schedule, and on Exhibit A, B, and C to the Intellectual Property Security Agreement. Borrower conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the California Secretary of State a financing statement on Form UCC- 1 and with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Servicing Agent or Lenders of any rights and remedies hereunder.

          5.7 Name: Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business and will not, without at least thirty (30) days prior written notice to Agent, do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Servicing Agent's security interest in the Collateral.

          5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Agent or any Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and

Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Servicing Agent or any Lender on or about the Closing Date.

          5.10 Solvency. Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement, and Borrower is able to pay its debts (including trade debts) as they mature.

          5.11 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.12 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant tn any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment.

          5.13 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under
GAAP.

          5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.15 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted except where the failure to obtain any such consent, approval or authorization, to make any such declaration or filing, or to be given any such notice could not reasonably be expected to have a Material Adverse Effect.

          5.16 Year 2000. Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon the financial condition, operations or business of the Borrower and its Subsidiaries as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower and its Subsidiaries may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

          5.17 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to an Agent or any Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or period covered by any such projections and forecasts may differ from the projected or forecasted results).

     6. AFFIRMAT1VE COVENANTS. Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lenders may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material

Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expect to have a Material Adverse Effect.

          6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Servicing Agent's Lien on the Collateral.

          6.3 Financial Statements. Reports. Certificates. Borrower shall deliver to Servicing Agent:
(a) as soon as available, but in any event within thirty (30) days after the end of each month, agings of accounts receivable and accounts payable, in a form reasonably acceptable to Servicing Agent and certified by a Responsible Officer; (b) within fifteen (15) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 1 0-K (including audited annual financial statements and an unqualified opinion from Borrower's independent certified public accountants), 10-Q (including quarterly financial statements) and 8-K filed with the Securities and Exchange Commission; (c) as soon as available, but in any event within sixty (60) days of the last day of each fiscal quarter, audited quarterly financial statements; (d) as soon as available, but in any event within one hundred twenty (120) days of the last day of each fiscal year, audited annual financial statements of Guarantor and an unqualified opinion (except for a "going concern" exception) from Guarantor's independent certified public accountants; (e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and
(f) such budgets, financial forecasts, operating plans or other financial information as Bank may reasonably request from time to time. Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

          6.4 Inventory: Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Servicing Agent and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars
($50,000).

          6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Servicing Agent, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Servicing Agent with proof satisfactory to Servicing Agent indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

A. Insurance

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Servicing Agent. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Servicing Agent, showing Servicing Agent as an additional loss payee thereof and all liability insurance policies shall show Servicing Agent as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Servicing Agent before canceling its policy for any reason. At Servicing Agent's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of ipplying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Servicing Agent, be payable to Servicing Agent to be applied on account of the Obligations.

          6.7 Principal Depository. Borrower shall maintain its principal depository, money market and operating accounts with Servicing Agent.

          6.8  Registration of Intellectual Property Ri2hts.

               (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Servicing Agent by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

               (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Servicing Agent shall reasonably request to perfect Servicing Agent's security interest in the Intellectual Property Collateral.

               (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Agent in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Servicing Agent, which shall not be unreasonably withheld, unless Servicing Agent determines that reasonable business practices suggest that abandonment is appropriate.

               (d) Servicing Agent shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Servicing Agent for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

          6.9 Profitability. Beginning the fiscal quarter ending on December 31, 1999, Borrower shall have a net profit (net loss) after tax for each fiscal quarter that is not less than the net profit after tax (or greater than the net loss after tax) set forth in the forecast attached hereto as Exhibit E in any two (2) consecutive fiscal quarters.

          6.10 Year 2000 Compliance. Borrower shall perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall immediately upon request, provide to Servicing Agent such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Servicing Agent may from time to time require.

          6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Servicing Agent to effect the purposes of this Agreement.

     7. NEGATIVE COVENANTS. Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lenders may have any commitment to make any Advances, Borrower will not do any of the following:

          7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (iii) Transfers of worn-out or obsolete Equipment or Equipment financed by other vendors, (iv) Transfers which constitute liquidation of Investments permitted under Section 7.7, and (v) other Transfers not otherwise permitted by this Section 7.1 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year.

          7.2 Changes in Business. Ownership. Management or Business Locations. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a Change in Control. Borrower will not, without at least thirty (30) days prior written notification to Servicing Agent, relocate its chief executive office or add any new offices or business locations.

          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided that this Section 7.3 shall not apply to (i) the purchase of inventory, equipment or intellectual property rights in any transaction valued at less than One Hundred Thousand Dollars ($100,000) in the ordinary course of business or (ii) transactions among Subsidiaries or among Borrower and its Subsidiaries in which Borrower is the surviving entity or (iii) acquisitions or mergers in which the consideration is primarily Borrower's capital stock.

          7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, provided, that (i) Borrower may declare and make any dividend payment or other distribution payable in its equity securities, (ii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor and (iii) for so long as an Event of Default has not occurred, Borrower may repurchase stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees and pay cash dividends on account of the preferred stock held by Guarantor.

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          7.7  Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person and except for transactions with a Subsidiary that are upon fair and reasonable terms and transactions constituting Permitted Investments.

          7.9 Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

          7.10 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Servicing Agent's prior written consent.

          7.11 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Servicing Agent has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Servicing Agent prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Servicing Agent's security interest.

          7.12 Compliance. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other. law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Servicing Agent's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

     8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations;

          8.2 Covenant Default. If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8 or 6.9 or violates any of the covenants contained in Article 7 of this Agreement, or if Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Servicing Agent or Lenders and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

          8.3 Material Adverse Chan2e. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower or (ii) is a material impairment of the prospect of

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repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Servicing Agent's security interests in the Collateral;

          8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could reasonably be expected to have a Material Adverse Effect;

          8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with or for the benefit of Lenders;

          8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period often (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

          8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to any Agent or Lender by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce any Agent or Lender to enter into this Agreement or any other Loan Document; or

          8.10 Guaranty. If Guarantor fails to perform any obligation under the Guaranty, or revokes or purports to revoke the Guaranty, or the Guaranty ceases to be effective for any reason, or any of the circumstances described in any of Sections 8.3, 8.4 or 8.5 occurs with respect to Guarantor.

     9.  RIGHTS AND REMEDIES

          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Servicing Agent shall at the request, or may with the consent, of the Majority Lenders, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Servicing Agent or Lenders);

               (b) Direct Lenders to cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and any Lender;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Servicing Agent reasonably considers advisable;

               (d) Make such payments and do such acts as Servicing Agent considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Servicing Agent as Servicing Agent may designate. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Servicing Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Servicing Agent a license to enter such premises and to occupy the same, without charge, in order to exercise any of Servicing Agent's rights or remedies provided herein, at law, in equity, or otherwise;

(e) Direct Lenders to set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by any Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by any Lender;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Servicing Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Servicing Agent's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Servicing Agent's benefit;

(g) Dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Servicing Agent determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order Servicing Agent deems appropriate;

(h) Servicing Agent may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

(i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

(j) Servicing Agent shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

Servicing Agent shall distribute the proceeds realized from the disposition of the Collateral or any exercise of remedies hereunder, net of all costs of enforcement and collection, to the Lenders according to their respective Pro Rats Shares.

     9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Servicing Agent (and any of Servicing Agent's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Servicing Agent's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Servicing Agent's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Servicing Agent determines to be reasonable; (f) to modify, in its sole discretion, the Intellectual Property Security Agreement without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to dispose of the Collateral to the extent permitted under the California Uniform Commercial Code, provided Servicing Agent may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Servicing Agent as Borrower's attorney in fact, and each and every one of Servicing Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Servicing Agent's obligation to provide advances hereunder is terminated.

          9.3 Accounts Collection. At any time from the date of this Agreement, Servicing Agent may notify any Person owing funds to Borrower of Servicing Agent's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Servicing Agent, receive in fl-ust all payments as Servicing Agent's trustee, and, if requested or required by Servicing Agent, immediately deliver such payments to Agent in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Servicing Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) setup such reserves under the Revolving Committed Line as Servicing Agent deems necessary to protect Servicing Agent or any Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Servicing Agent deems prudent. Any amounts so paid or deposited by Servicing Agent or any Lender shall constitute Bank Expenses, shall he immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Servicing Agent or any Lender shall not constitute an agreement by Agent or any Lender to make similar payments in the future or a waiver of any Event of Default under this Agreement.

          9.5 Liability for Collateral. So long as Servicing Agent and each Lender complies with its obligations under Section 9207 of the Code, neither Servicing Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6 Remedies Cumulative. Agents' and Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Agents and Lenders shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise of one right or remedy shall be deemed an election, and no waiver of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay shall constitute a waiver, election, or acquiescence by it. No waiver shall be effective unless made in a written document signed on behalf of Servicing Agent and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7 Demand: Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Servicing Agent or Lenders on which Borrower may in any way be liable.

          10.1  Authorization and Action.

               (a) Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together
with such powers as are reasonably    incidental thereto. As to any matters
not expressly provided for by this Agreement (including enforcement or collection of the Notes), an Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that an Agent shall not be required to take any action which exposes an Agent to personal liability or which is contrary to this Agreement or applicable law. Servicing Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement.

               (b) The provisions of this Article 10 are solely for the benefit of Lenders and Agents and Borrower has no rights as a third party beneficiary of any of the provisions hereof.

          10.2 Agent's Reliance, Etc. Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Servicing
Agent: (i) may treat the payee of any Note as the holder thereof until Servicing Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Servicing Agent;
(ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telefacsimile, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          10.3 Bank SinoPac. Los Angeles Branch. Far East National Bank and Affiliates. With respect to its Commitment, the Advances made by it and the
Note issued to it, each of Far East National Bank and Bank SinoPac Los Angeles Branch shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Far East National Bank and Bank SinoPac Los Angeles Branch in its individual capacity. Far East National Bank and Bank SinoPac Los Angeles Branch and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any of its subsidiaries and any Person who may do business with or own securities of Borrower or any such subsidiary, all as if Far East National Bank and Bank SinoPac Los Angeles Branch were not Agents, and without any duty to account therefor to Lenders.

          10.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon an Agent or any other Lender and based on the financial statements referred to in Section 6.3 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon an Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          10.5 Indemnification. Lenders agree to indemnify each Agent (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement in its capacity as Agent, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse such Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by Borrower.

          10.6 Successor Agent. An Agent may resign at any time by giving written notice thereof to Lenders and Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the prior consent of Borrower, which consent shall not be unreasonably withheld or delayed, provided that such consent of the Borrower shall not be required at any time an Event of Default or Potential Event of Default exists. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

11.  MISCELLANEOUS.

11.1 Amendments. No amendment or waiver of any provision of the Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;
provided however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article 3, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of; or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, or release any material portion of any collateral covered by any security agreement given in connection herewith; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any other Loan Document.

11.2 Notices. Etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to any Lender, or an Agent, at its address set forth on the signature page hereof or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S. mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively.

11.3 Right of Setoff: Deposit Accounts. Upon and after the occurrence of any Event of Default, each Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, for the ratable benefit of the Lenders, (a) to set off against, and to appropriate and apply to the payment of; the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by such Lender to the Borrower (whether payable in U.S. Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect; provided that no such setoff, appropriation, or application shall be taken or made without the prior written consent of Servicing Agent or the Majority Lenders. Borrower hereby grants to each Lender a security interest in all deposits and accounts maintained with that Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-ofl) which such Lender may have. This Agreement constitutes notice to each Lender of the security interest of Servicing Agent in any deposit account maintained by Borrower with such Lender.

11.4 Additional Lenders: Assignments: Participations.

(a) None of the Loan Documents nor any rights thereunder may be assigned by Borrower without the prior written consent of all the Lenders, which consent may be granted or withheld in the Lenders' sole discretion. Any Lender may assign, from time to time, all or any portion of its pro rata share of the Commitments and its Note to (i) an Affiliate of that Lender, without the prior written approval of Servicing Agent or Borrower, or (u) any other financial institution acceptable to Servicing Agent, provided that an assignee may not assign its interest without the consent of the Agents; and provided further that the parties to each such assignment shall execute and deliver to Servicing Agent and Borrower an assignment agreement reasonably satisfactory to Servicing Agent. Upon (A) such execution and delivery and (B) except in the case of an assignment pursuant to clause (i) of the preceding sentence, payment of a fee in the amount of $2,500 to Servicing Agent to cover administrative costs, from and after the effective date of such assignment (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to Section 11.4(e)), and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, subject to its continuing obligations under Section 11.4(e). The Commitments hereunder shall be modified to reflect the Commitment of such assignee, and, if any such assignment occurs while any Notes are outstanding, new Notes shall, upon the surrender of the assigning Lender's Notes, be issued to such assignee and to the assigning Lender as necessary to reflect the new Commitments of the assigning Lender and of its assignee.

(b) Each Lender may sell, negotiate or grant participations to other parties in all or part of the obligations of the Borrower outstanding under the Loan Documents, without notice to or the approval of Servicing Agent or the Borrower; provided that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 11.4. No participant shall constitute a "Lender" under any Loan Document, and the Borrower shall continue to deal solely and directly with Servicing Agent and the Lenders.

(c) Each Lender may disclose to any proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries; provided, that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of Section 11.4(e).

(d) The grant of a participation interest shall be on such terms as the granting Lender determines are appropriate, provided only that (i) the holder of such a participation interest shall not have any of the rights of a Lender under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in
Section 2.5(c), (ii) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those that (A) increase the amount of the Commitments, (B) extend the term of the Commitments, (C) decrease the rate of interest or the amount of any fee or any other amount payable to the Lenders under the Loan Documents, (D) reduce the principal amount payable under the Loan Documents, or (E) extend the date fixed for the payment of principal or interest or any other amount payable under the Loan Documents, and (iii) the holder may not transfer or participate any of its interest without the consent of the Agents.

(e) Each Lender understands that some of the information and documents furnished to it pursuant to this Agreement may be confidential and each Lender agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) to such Lender's examiners and auditors or in accordance with such Lender's obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate parent of any Lender so long as such parent agrees to accept such information or agreement subject to the restrictions provided in this Section 11.4(e); (iv) to any participant bank or trust company of any Lender so long as such participant shares the corporate parent with such Lender and agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this Section 11.4(e); (v) to Servicing Agent or to any other Lender and their respective counsel and other professional advisors and to its own counsel and professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this Section 11.4(e); (vi) to proposed assignees and participants in accordance with Section 11.4(c); and (vii) with the prior written consent of the Borrower.

11.5 Effectiveness: Bindin2 Effect: Governing Law. This Agreement shall become effective when it shall have been executed by the Borrower, each Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Servicing Agent and all the Lenders. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE.


11.6 Waiver of Jury Trial. BORROWER, EACH AGENT, AND EACH LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR
CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING
ESTABLISHED: The
scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Agent, each Lender, and the Borrower each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each Agent, each Lender, and the Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

11.7 Consent to Jurisdiction: Venue: A2ent for Service of Process. All judicial proceedings brought against the Borrower with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of Santa Clara in the State of California, and by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section. Borrower designates and appoints Borrower's Chief Financial Officer, from time to time, and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either Agent or any Lender to bring proceedings against Borrower in courts of any jurisdiction.

11.8 Entire Agreement. This Agreement with Exhibits and Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

11.9 Separability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.10 Obligations Several. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.

11.11 Indemnification. Borrower shall indemnify, defend, protect and hold harmless each Agent, each Lender and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid as a result of or in any way arising out of, following, or consequential to transactions between an Agent or such Lender and Borrower under the Loan Documents (including without limitation reasonable attorneys fees and expenses), except for losses caused by such Agent's or such Lender's gross negligence or willful misconduct.

11.12 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

11.13 Counterparts. This Agreement maybe executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

11.14 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (excluding Obligations under Section 2.6 and 11.11 to the extent they remain inchoate at the time the outstanding payment Obligations are paid in full) remain outstanding. The obligations of Borrower to indemnify each Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 11.11 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against any of them have run, provided that so long as the Obligations referred to in the first sentence of this Section 11.14 have been satisfied, and Lenders have no commitment to make any Credit Extensions or to make any other loans to Borrower, Servicing Agent shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

"Borrower"

INTEGRATED PACKAGING ASSEMBLY CORPORATION


By: P. Verderico
    -------------
Title: CEO

2221 Old Oakland Road
San Jose, CA 95131
Attn: Terry Markle
FAX: (408) 321-3603



"Administative Agent"
BANK SINOPAC, LOS ANGELES BRANCH


By: Sophie Cheng
    ----------------
Title: VP

350 5. Grand Avenue, 30th Floor
Los Angeles, CA 90071
Attn: Ms. Sophie Cheng
Fax: (213) 437-4849



"Servicing Agent"

FAR EAST NATIONAL BANK

By: Martha Minker
    -----------------
Title:    AVP

2001 Gateway Place, Suite lOlE
San Jose, CA 95110
Attn: Mr. Daniel R. Michener
FAX: (408) 487-0333

"Lenders"

FAR EAST NATIONAL BANK

By: Martha Minker
    -----------------
Title: AVP

Maximum Commitment: $6,000,000
Pro Rata Share: 54.5%

2001 Gateway Place, Suite IOlE
San Jose, CA 95110
Attn: Mr. Daniel Michener
Fax: (408) 487-0333


BANK SINOPAC, LOS ANGELES BRANCH

By: Sophie Cheng
    ---------------
Title: VP

Maximum Commitment: $5,000,000
Pro Rata Share: 45.5%

350 5. Grand Ave.
30th Floor
Los Angeles, CA 90071
Attn: Ms. Sophie Cheng
Fax: (213) 437-4849

The Collateral shall consist of all right, title and interest of Borrower in and to the following:

(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, tade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

(e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

(0 All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EXHIBIT C

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR NEXT DAY PROCESSING IS 3:00pm, PACIFIC TIME

TO:  SERVICING AGENT              DATE:_______

FAX#: _____________               TIME: _______

FROM:________________________________________
              CLIENT NAME (BORROWER)

REQUESTED BY:________________________________
                 AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:________________________

PHONE NUMBER:___________________


FROM ACCOUNT #__________ TO ACCOUNT #____________

REQUESTED TRANSACTION TYPE               REQUEST DOLLAR AMOUNT
--------------------------               ---------------------

PRINCIPAL INCREASE (ADVANCE)             $_____________
PRINCIPAL PAYMENT (ONLY)                 $_____________
INTEREST PAYMENT (ONLY)                  $_____________
PRINCIPAL AND INTEREST (PAYMENT)         $_____________

OTHER INSTRUCTIONS:


All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be nue, correct and complete in all material respects as of such date.

---------------------------------------------------------------
                            BANK USE ONLY

TELEPHONE REQUEST:
------------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

------------------------                 ---------------
  Authorized Requester                      Phone #

------------------------                 ---------------
  Received by (Bank)                        Phone #


                    -----------------------------
                      Authorized Signature (Bank)

                         EXHIBIT D
                   COMPLIANCE CERTIFICATE


TO:  FAR EAST NATIONAL BANK

FROM:  INTEGRATED PACKAGING ASSEMBLY CORPORATION

The undersigned authorized officer of Integrated Packaging Assembly Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement among Borrower, Agents and Lenders (the "Agreement"), (i)
Borrower is in complete compliance for the period ending ______ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                      Required
------------------                      --------
FYE Financial Statements, 10K           Annually within 15 days
                                        of filing
Quarterly Financial Statements, 10Q     Quarterly within 15 days
                                        of filing
A/P, A/R Aging                          Monthly within 30 days
Guarantor FYE Financial Statements      Annually within 120 days
                                        of FYE
Guarantor Quarterly Financial
   Statements                           Quarterly within 60 days
                                        of quarter end

Financial Covenant                      Required    Actual
------------------                      --------    ------
Profitability                           *             --

* No 2 consecutive quarters below forecast


Comments Regarding Exceptions: See Attached

Sincerely,


----------------------------------
SIGNATURE

----------------------------------
TITLE

----------------------------------
DATE

                        EXHIBIT E

          [PROFITABILITY FORECAST - COMPANY TO PREPARE]

       Integrated Packaging Assembly Corporation
                Financial Statements
        Income Statement (in $000, except ASP)
                Company Confidential

           INTELLECTUAL PROPERTY SECURITY AGREEMENT


This Intellectual Property Security Agreement is entered into as of September 17; 1999 by and between FAR EAST NATIONAL BANK, as Servicing Agent ("Bank") and INTEGRATED PACKAGING ASSEMBLY CORPORATION, a Delaware corporation ("Grantor").

                            RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement).

B. Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

C. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantor and Bank, Grantor hereby represents, warrants, covenants and agrees as follows:

                         AGREEMENT

To secure its obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Bank and Grantor, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                          GRANTOR:

Address of Grantor:             INTEGRATED PACKAGING ASSEMBLY
                                          CORPORATION
2221 Old Oakland Road
San Jose, CA 95131                 By:  P. Verderico
                                        ---------------
Attn: Terrence Markle              Title: CEO


                                            BANK:

Address of Bank:                  FAR EAST NATIONAL BANK

2001 Gateway Place, Suite lOlE
San Jose, CA 95110                By: Martha Minker

Attn: Mr. Daniel Michener         Title: AVP

                             EXHIBIT A

                            Copyrights

                                  Registation/    Registration
                                  Application      Application
                                    Number            Date
                                  ------------    -------------

                               EXHIBIT B

                                Patents

Description                           Registration Registration
                                       Application  Application
                                          Number       Date
------------                          ------------ ------------

Method for forming encapsulated         5,682,673      11/04/97
  IC package
Method for encapsulating IC package     5,859,477      01/122/99
  with diamond substrate
Apparatus and method for insuring       5,872,395      02/16/99
  position of heat spreader in a IC
  package
Pressure-plate-operative system for     5,766,535      06/16/98
  one-side injection molding of
  substrate-mounted integrated
  circuits
Method for making an IC lead-frame      5,497,681      03/12/96
  punch
Method for sharpening an IC lead-frame  5,495,780      03/05/96
  punch
Metal semiconductor package with an     5,491,110      02/13/96
  external plastic seal
Apparatus for integrated circuit        5,452,635      09/26/95
  lead-frame punching
Metal semiconductor package with an     5,436,407      07/25/95
  external plastic seal

                         EXHIBIT C

                        Trademarks

Description                         Registration  Registration
                                     Application   Application
                                       Number         Date
---------------                     ------------  ------------

IPAC integrated packaging assembly    2,020,500      12/03/96
  corporation packaging foundry
  (and design)

IPAC (and design)                     1,965,537      04/02/96

Integrated packaging assembly         1,983,827      07/02/98
  corporation

             CORPORATE RESOLUTIONS TO BORROW

-------------------------------------------------------------
Borrower: Integrated Packaging Assembly Corporation
-------------------------------------------------------------

I, the undersigned Secretary or Assistant Secretary of Integrated Packaging Assembly Corporation (the "Corporation"), HEREBY CERTIFY that the
Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES                 POSITIONS       ACTUAL SIGNATURES

PATRICK VERDERICO     CEO             ___________________

F. TERRENCE MARKLE    CAO             ___________________



acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from the Lenders, on such terms as may be agreed upon between the officers, employees, or agents and the Lenders, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of September 17, 1999 (the "Loan Agreement").

Execute Loan Agreement. To execute and deliver to Far East National Bank, as Servicing Agent, Bank SinoPac, Los Angeles Branch, as Administrative Agent, and the Lenders, the Loan Agreement and the related promissory notes, and also to execute and deliver one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Agreement and such notes, one or more of the notes, or any portion of the notes.

Grant Security. To grant a security interest to Servicing Agent in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

Negotiate Items. To draw, endorse, and discount with Servicing Agent or Lenders all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Servicing Agent or Lenders, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and each Agent and Lenders may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by them. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on September 24, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.

                     CERTIFIED TO AND ATTESTED BY
                     Integrated Packaging Assembly Corporation

                     By:
                         ------------------------
                             J. Robert Suffoletta

             CORPORATE RESOLUTIONS TO GUARANTY

--------------------------------------------------------
Guarantor: Orient Semiconductor Electronics, Limited
--------------------------------------------------------

I, the undersigned Secretary or Assistant Secretary of Orient Semiconductor Electronics, Limited (the "Corporation"), HEREBY CERTIFY that the
Corporation is organized and existing under and by virtue of the laws of the Republic of China.

I FURTHER CERTIFY that the charter documents attached hereto are in full force and effect on the date hereof and have not been modified or amended as of the date hereof

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES                     POSITION     ACTUAL SIGNATURES

Duh Yang, Mei-shou        Chairwoman   __________________




acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Guaranty Indebtedness. To guaranty amounts borrowed from time to time from the Lenders by Integrated Packaging Assembly Corporation ("Borrower") pursuant to that certain Loan and Security Agreement among Bank SinoPac, Los Angeles Branch, as Administrative Agent, Far East National Bank, as Servicing Agent, and the Lenders named therein, dated as of September __ 1999 as amended from time to time (the "Loan Agreement").

Execute Guaranty. To execute and deliver to Administrative Agent or Servicing Agent the guaranty of the Corporation (the "Guaranty"), and also to execute and deliver one or more renewals, extensions, modifications, consolidations, or substitutions therefor.

Further Acts. To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to cany into effect the provisions of these Resolutions.

BE IT FLTRTHLER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and each Agent and Lenders may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Servicing Agent. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on 9-20, 1999, and attest that the signatures set opposite the names listed above are their genuine signatures.

                        CERTIFIED TO AND ATTESTED BY:

                        ____________________________
                        Duh Yang, Mei-shou

                      CORPORATE GUARANTY

This Guaranty ("Guaranty") is entered into as of September ___, 1999 by Orient Semiconductor Electronics, Limited ("Guarantor"), in favor of BANK SINOPAC, LOS ANGELES BRANCH, as Administrative Agent ("Administrative Agent") FAR EAST NATIONAL BANK, as Servicing Agent ("Servicing Agent" Administrative Agent and Servicing Agent are sometimes referred to herein as an "Agent" or the "Agents") and FAR EAST NATIONAL BANK and BANK SINOPAC, LOS ANGELES BRANCH and such other Persons (the "Lenders") named from time to time as "Lenders" under that certain Loan and Security Agreement (the "Loan Agreement") of even date herewith among Agents, Integrated Packaging Assembly Corporation ("Borrower") and Lenders.

                          RECITALS

WHEREAS, Borrower has requested that Lenders extend credit to Borrower under the Loan Agreement, and Lenders have agreed to do so pursuant to the terms and conditions set forth therein; and in the Promissory Notes, dated as of the date hereof, made by Borrower to the order of each Lender in the aggregate principal amount of $11,000,000 (as amended from time to time, the "Notes"; capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement);

WHEREAS, one of the conditions to the effectiveness of the Loan Agreement is that Guarantor guaranty the Obligations under the Loan Agreement and reflected in the Notes;

WHEREAS, Guarantor, as Borrower's controlling shareholder, has concluded that it will benefit from the transactions contemplated in the Loan Agreement and the Notes, and is therefore willing to guaranty the Obligations;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

1. Guaranty.

1.1. Guaranty of Payment. Guarantor hereby guarantees and agrees to pay to each Agent and Lenders in lawful money of the United States all amounts owing from Borrower to an Agent or Lenders under the Loan Agreement, the Notes and any related documents that constitute Obligations under the Loan Agreement,
(collectively the "Obligations" the Obligations and all other obligations and covenants to be performed by Guarantor under this Guaranty shall hereinafter be collectively referred to as the "Guaranty Obligations").

This guaranty of the Obligations includes in all cases all such Obligations that arise after the filing of a bankruptcy petition with respect to Borrower and all such Obligations that would become due but for the operation of the (i) automatic stay under Section 362(a) of the Bankruptcy Code, (ii) Section 502(b) of the Bankruptcy Code, or (iii) Section 506(b) of the Bankruptcy Code, including, but not limited to, interest accruing under the Loan Agreement or the Notes after the filing of a bankruptcy petition, whether or not allowed or allowable as a claim in the bankruptcy proceeding. This Guaranty is a guaranty of prompt and punctual payment of the Obligations, whether at stated maturity, by acceleration or otherwise, and is not merely a guaranty of collection.

This Guaranty shall remain in effect until the Obligations have been paid or performed in full. Any other guarantors of all or any part of the Obligations may be released without affecting the liability of Guarantor hereunder.

1.2. Expenses. Guarantor agrees to pay all reasonable expenses, including, without limitation, reasonable attorneys' fees, and costs incurred by an Agent or any Lender in connection with the enforcement of any rights under this Guaranty.

1.3. Joint and Several Liability. All guarantors of the Obligations and their respective successors and assigns shall be jointly and severally bound by the tern-is of their respective guaranties, notwithstanding any relationship or contact of co-obligation by or among such guarantors.

1.4. Separate Obligations. The Guaranty Obligations of Guarantor arising hereunder are independent and separate from any and all obligations of Borrower to an Agent and Lenders.

2. Representations and Warranties. Guarantor hereby represents and warrants to each Agent and Lenders that: (a) the execution, delivery and performance by Guarantor of this Guaranty: (i) are within Guarantor's powers and have been duly authorized by all necessary action, and (ii) do not contravene Guarantor's charter documents; (b) this Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally; and (c) the incurrence of the Guarantor's obligations under this Guaranty will not cause the Guarantor to (i) become insolvent, (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged, or (iii.) be unable to pay its debts as such debts mature.

3. Financial Condition of Borrower. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of liability hereunder which diligent inquiry would reveal and that absent a request for such information by Guarantor. Neither Agent nor any Lender shall have any duty to advise Guarantor of information known to it regarding such condition or any such circumstances.

4. Authorizations: Waivers. Guarantor authorizes Service Agent and each Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Agreement, the Notes and any other Loan Documents to which Borrower is a party; (b) take and hold security for the payment of the Obligations, and exchange, enforce, waive and release any such security; and
(c) apply such security and direct the order or manner of sale thereof as each Agent or Lenders, in the sole discretion of each, determines. Guarantor waives any right to require each Agent or any Lender to (a) proceed against Borrower or any other Person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in an Agent's or Lender's power. Each Agent and any Lender may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by such Agent or Lender, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way Guarantor's liability hereunder with respect to the Obligations. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of Borrower's liability for the Obligations other than payment of the Obligations. Guarantor waives (i) any setoff, defense or counterclaim that it may have against either Agent or any Lender, (ii) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower, (iii) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, (iv) any right to terminate its liability with respect to the Obligations guarantied hereunder, and (v) any defense to its liability with respect to Borrower's liability for the Obligations based on (A) any changes to the Loan Agreement or any Note or any of the other Loan Documents to which Borrower is a party, (B) any impairment or suspension of an Agent's or any Lender's rights and remedies against Borrower, (C) any obligation of an Agent or any Lender to proceed first against Borrower or any of Borrower's assets, (D) any obligation of an Agent or any Lender to marshall Collateral or other assets, (B) any law providing that a guarantor's obligations to a lender may not be greater than the obligations of the principal debtor whose obligations are guaranteed, and (F) any law providing that a guarantor is released from liability for guaranteed obligations to the extent that the principal debtor is not liable for such obligations. Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2815, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and
3433.

5. Subrogation. No payment or performance hereunder by Guarantor shall entitle Guarantor to subrogation to the rights of an Agent or any Lender or any other Person to any of the Obligations or to any payment by Borrower, except after payment or performance in full of the Obligations. Upon such payment in full, Guarantor shall be entitled to exercise, by way of subrogation, all rights and remedies of an Agent and/or Lenders in respect of the Obligations.

6. Reinstatement. Notwithstanding any provision of any Note or the other Loan Documents to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of each Agent and each Lender shall continue if and to the extent that for any reason any payment by or on behalf of Borrower is rescinded or must be otherwise restored by an Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount has not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by an Agent or such Lender, as applicable, in its sole discretion; provided however that if an Agent or Lender chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless such Agent and Lender, as applicable, from all costs and expenses (including, without limitation, reasonable attorneys' fees) of such litigation. To the extent any payment is rescinded or restored, the Obligations shall be revived in full force and effect without reduction or discharge for that payment.

7. Payment Free and Clear of Taxes. Guarantor agrees that all payments it makes hereunder shall be made in accordance with the Notes and the other Loan Documents free and clear of, and without deduction for, any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or Si measured by an Agent's or any Lender's net income or receipts (such non-excluded items the "Taxes"). If any withholding or deduction from any payment by Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Guarantor shall (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to each Agent or each Lender, as applicable, an official receipt or other documentation satisfactory to such Agent or Lender, as applicable, evidencing such payment to such authority; and (iii) pay to such Agent or Lender, as applicable, such additional amount or amounts needed to ensure that the net amount such Agent or Lender actually receives equals the full amount such Agent or Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against an Agent or any Lender with respect to any payment it receives hereunder, such Agent and such Lender, as applicable, may pay such Taxes and Guarantor shall promptly pay such additional amounts (including any penalties, interest or expenses) needed so that the net amount such Agent or such Lender received after the payment of such Taxes (including any Taxes on such additional amount) equals the amount such Agent or such Lender would have received had not such Taxes been asserted. If Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent or such Lender the required receipts or other required documentary evidence, Guarantor shall indemnify such Agent and such Lender for any incremental Taxes, interest or penalties that may become payable by such Agent or Lender as a result of any such failure. Without prejudice to the survival of any other agreement of Guarantor hereunder, the agreements and obligations of Guarantor contained in this section shall survive the payment in full of the Guarantied Obligations and the termination of the Notes and the other Loan Documents.

8.  Judgement. Guarantor agrees that:

(a) If, for the purposes of obtaining a judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures an Agent or any Lender could purchase United States Dollars with such other currency on the business day preceding that on which final judgment is given; and

(b) Guarantor's obligation in respect of any sum it owes to an Agent or any Lender shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the business day following such Agent's or Lender's receipt of any sum adjudged to be so due in such other currency such Agent or such Lender may, in accordance with normal banking procedures, purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than the sum originally due to such Agent or such Lender in United States Dollars, Guarantor, as a separate obligation and notwithstanding any such judgment, shall indemnify and hold harmless such Agent and such Lender against such loss, and if the United States Dollars so purchased exceed the sum originally due to such Agent or such Lender in United States Dollars, such Agent or such Lender, as applicable, shall remit such excess to Guarantor.

9. No Waiver: Amendments. No failure on the part of an Agent or any Lender to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. This Guaranty may not be amended or modified except by written agreement between Guarantor, Agents and Lenders.

10. Notices. All notices, demands and other communications which Guarantor, an Agent or any Lender desires or is required to give to the other shall be in writing and shall be sent via registered or certified mail, telecopied or personally delivered and shall be addressed to the party to be notified at the address below its signature below. Any such notice, demand or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail, or when answer back received, if sent by telecopier. Guarantor, each Agent and each Lender may change its address by giving notice in accordance with this section.

11. Entire Agreement. This Guaranty constitutes and contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications among Guarantor, Agents and Lenders, whether written or oral, respecting the subject matter hereof.

12. Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantor, Agents and Lenders to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

13. Binding Effect: Governing Law: Venue. This Guaranty shall be binding upon and inure to the benefit of Guarantor, Agents and Lenders and their respective successors and assigns. This Guaranty shall be governed by and construed in accordance with, the internal laws of the State of California, without giving effect to conflicts of law principles. EACH AGENT, EACH LENDER AND GUARANTOR WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. Guarantor, Agents and Lenders agree that all actions or proceedings arising in connection with this Guaranty shall be tried and litigated only in the state and federal courts located in the County of Santa Clara, State of California or, at Administrative Agent's option, any court in which Administrative Agent determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Guaranty or otherwise and which has subject matter jurisdiction over the matter in controversy. Guarantor waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Guarantor. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Guaranty to enforce the same, in any appropriate jurisdiction.

14. Guarantor Covenants. Guarantor covenants and agrees that Guarantor shall do all of the following:

14.1. Guarantor shall maintain its corporate existence, remain in good standing in its jurisdiction of incorporation, and continue to qualify in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Guarantor. Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

14.2. Guarantor shall comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could reasonably be expected to adversely affect the financial condition, operations or business of Guarantor.

14.3. At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by an Agent to effect the purposes of this Agreement.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:
ORIENT SEMICONDUCTOR ELECTRONICS,LIMITED

By: _________________________

Printed Name: Duh Yang, Mei-shou

Title:    Chairman

Address:
12-2 Nei Huan South Rd. N.E.P.Z.,
Kaohsiung, Taiwan, 811, R.O.C.

REVIEWED AND ACCEPTED:
BANK SINOPAC, LOS ANGELES BRANCH, as Administrative Agent

By: ___________________________

Printed Name: Sophie H. Cheng
Title: VP

Address:  350 5. Grand Ave.
30th Floor
Los Angeles, CA 90071
Attn:     Ms. Sophie Chang
Fax: (213) 437-4849


FAR EAST NATIONAL BANK, as Servicing Agent

By: ________________________

Printed Name: Martha L. Minker
Title: AVP
Address:
2001 Gateway Place, Suite lOlE
San Jose, CA 95110
Attn: Mr. Daniel Michener
Fax: (408) 487-0333

LENDERS:

FAR EAST NATIONAL BANK

By: ________________________

Printed Name: Martha L. Minker
Title: AVP
Address:  2001 Gateway Place, Suite lOlE
San Jose, CA 95110
Attn:     Mr. Daniel Michener
Fax: (408) 487-0333


BANK SINOPAC, LOS ANGELES BRANCH

By: ___________________________

Printed Name: Sophie H. Cheng
Title: VP
Address: 350 5. Grand A/ye.
30th Floor
Los Angeles, CA 90071
Attn: Ms. Sophie Chang
Fax: (213) 437-4849

                          EXHIBIT A-1
            INTEGRATED PACKAGING ASSEMBLY CORPORATION

                    REVOLVING PROMISSORY NOTE


$5,000,000                               San Jose, California
                                         September 17, 1999


FOR VALUE RECEIVED, INTEGRATED PACKAGING ASSEMBLY CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of Bank SinoPac, Los Angeles Branch (the "Lender") the principal amount of Five Million Dollars ($5,000,000) or, if less, the aggregate amount of Advances (as defined in the Loan Agreement referred to below) made by Lender to Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. Notwithstanding any other limitations contained in this Note, Lender does not intend to charge and Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Servicing Agent described in the Loan Agreement. Until notified of the transfer of this Note, Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

This Note is referred to in, and is entitled to the benefits of the Loan and Security Agreement dated as of September 17, 1999 (the "Loan Agreement") among the Borrower, the financial institutions named therein and the Agents. The Loan Agreement, among other things, (i) provides for the making of advances (the "Advances") by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to its choice of law doctrine.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.


                   Integrated Packaging Assembly Corporation


                   By: /S/ F. T. Markle
                       ---------------------
                   Title: Controller / CAO

                          EXHIBIT A-2
              INTEGRATED PACKAGING ASSEMBLY CORPORATION

                    REVOLVING PROMISSORY NOTE

$6,000,000                               San Jose, California
                                         September 17, 1999


FOR VALUE RECEIVED, INTEGRATED PACKAGING ASSEMBLY CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of Far East National Bank (the "Lender") the principal amount of Six Million Dollars ($6,000,000) or, if less, the aggregate amount of Advances (as defined in the Loan Agreement referred to below) made by Lender to Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below) All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. Notwithstanding any other limitations contained in this Note, Lender does not intend to charge and Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited against principal.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Servicing Agent described in the Loan Agreement. Until notified of the transfer of this Note, Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

This Note is referred to in, and is entitled to the benefits of, the Loan and Security Agreement dated as of September 17, 1999 (the "Loan Agreement") among the Borrower, the financial institutions named therein and the Agents. The Loan Agreement, among other things, (i) provides for the making of advances (the "Advances") by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and. also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to its choice of law doctrine.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                      Integrated Packaging Assembly Corporation


                      By: /S/ F. T. Markle
                          --------------------
                      Title: Controller / CAO

THIS SPACE FOR USE OF FILING OFFICE

FINANCING STATEMENT     FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective with certain exceptions for 5 years from date of filing.

A.  NAME & TEL. # OF CONTACT AT FILER (optional)

B. FILING OFFICE ACCT. # (optional)


C.   RETURN COPY TO: Name and Mailing Address)

     Far East National Bank
     Attn: Loan Department
     2001 Gateway Place, Suite lOlE
     San Jose, CA 95110


D.   OPTIONAL DESIGNATION (if applicable)

1.   DEBTOR'S EXACT FULL LEGAL NAME

1a.  INTEGRATED PACKAGING ASSEMBLY CORPORATION

1c.  MAILING ADDRESS     2221 OLD OAKLAND ROAD
     CITY                SAN JOSE
     STATE               CA
     COUNTRY             USA
     POSTAL CODE         95131

2.   ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME


3.   SECURED PARTY'S (ORIGINAL S/P OR ITS TOTAL ASSIGNEE) EXACT
     FULL LEGAL NAME

3a.  BANK SINOPAC, LOS ANGELES BRANCH

3c.  MAILING ADDRESS     350 S. GRAND AVENUE, 30TH FLOOR
     CITY                LOS ANGELES
     STATE               CA
     COUNTRY             USA
     POSTAL CODE         90071

4. This FINANCING STATEMENT covers the following types of items of property:

     SEE EXHIBIT A ATTACHED HERETO FOR COLLATERAL DESCRIPTION.

5.   CHECK BOX (if applicable)

6.   REQUIRED SIGNATURE(S)

     Integrated Packaging Assembly Corporation

     /S/ P. Verderico

             DISBURSEMENT REQUEST AND AUTHORIZATION

-------------------------------------------------------------
Borrower: Integrated Packaging Assembly Corporation
-------------------------------------------------------------

Disbursement Instructions:

Borrower understands that no loan proceeds will be disbursed until all of Lenders conditions for making the loan have been satisfied. Borrower hereby instructs FAR EAST NATIONAL BANK, as Servicing Agent, and BANK SINOPAC, LOS ANGELES BRANCH, as Administrative Agent, to disburse the loan proceeds of $l1,000,000 as follow:

Amount Paid to Borrower Directly:

   $500,000.00 Deposit to
     MM Acc. No. 650-000412                     $    500,000.00

Undisbursed Funds:                              $  2,805,231.64

Other Charges Financed:                         $     69,549.50

   $   13,598.50 Legal Fees: Gray Cary Ware &
                 Freidenrich Matter #2100742-900300
                 Invoice No. 10046083 (issue check)
   $      651.00 UCC Filing fees (to be held
                 in suspense account)
   $   55,000.00 Loan Fees

Amount Paid to Others on Borrower's Behalf:     $ 7,625,218.86
On 9-29-1999

   $  699,116.27 Heller Financial Leasing, Inc.
                 (wire transfer)
   $  341,696.94 Comdisco, Inc. (wire transfer)
   $  748,476.29 Comerica Leasing (wire transfer)
   $1,278,076.60 Transamerica Business Credit
                 Corporation (wire transfer)
   $1,684,814.88 GATX Capital Corporation
                 (wire transfer)
   $  757,360.57 The CIT Group Equipment Financing
                 (wire transfer)
   $1,147,839.71 Silicon Valley Bank (wire transfer)
   $  630,690.52 Copelco Capital (wire transfer)
   $  137,147.08 ICOS Vision Systems, Inc.
                 (wire transfer)
                                                --------------
Note Principal                                  $11,000,000.00

FINANCIAL CONDITION. BY SIGNTNG THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED SEPTEMBER 29, 1999.


BORROWER:
Integrated Packaging Assembly Corporation

By: /S/ F. TERRENCE MARKLE
    ----------------------------
Printed Name: F. TERRENCE MARKLE

Title: Controller / CAO

Address:  2221 Old Oakland Road
          San Jose, CA 95131